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                                                                    EXHIBIT 99.1

 RAINFOREST CAFE, INC. ADOPTS SHAREHOLDER RIGHTS PLAN

MINNEAPOLIS-(BUSINESS WIRE)-FRIDAY, MAY 12, 2000 - Rainforest Cafe, Inc. (Nasdaq: "RAIN") -- announced today that its Board of Directors adopted a Shareholder Rights Plan and has declared a dividend of one Right on each outstanding share of the Company's common stock to shareholders of record on May 24, 2000. The Plan is designed to ensure the fair treatment of shareholders in connection with any potential takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company.

         The Shareholder Rights Plan, which is similar to plans adopted by many other U.S. companies, strengthens the ability of the Board to assure that Rainforest Cafe's shareholders receive fair and equal treatment, and to protect the interest of the Company's shareholders in the event of an unsolicited offer to acquire control of the Company. The Plan does not prevent a legitimate takeover attempt, but rather encourages anyone seeking to acquire the Company to negotiate with the Company's Board of Directors, thereby strengthening the Board's ability to negotiate terms of the proposed acquisition which are advantageous to the Company's shareholders.

         Each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock at a purchase price of $15. The Rights will be exercisable, subject to certain exceptions, if a person or group who held less than 10% of the Company's common stock on the adoption date acquires 10% or more of the Company's common stock or announces or commences a tender offer for 10% or more of the such shares. When the person or group acquires 10%, each Right will entitle its holder (other than the acquiring person or group) to purchase, at the Right's then-current exercise price, a number of the Company's common shares having a market value equal to twice such price. In addition, if the Company is acquired in a merger or other business combination transaction after a person has acquired 10% or more of the Company's outstanding common stock, each Right will enable its holders to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value equal to twice such price. The ownership percentage threshold applicable to a person or group who held 10% or more of the Company's common stock on the adoption date is 15%.

         Prior to the acquisition by a person or group of 10% or more of the Company's common stock, the Rights are redeemable for one cent per Right at the option of the Company's Board of Directors.

         The Rights will expire in May, 2010 unless their term is otherwise extended by the Board of Directors. The Rights distribution is not taxable to shareholders.

         Rainforest Cafe, Inc. develops, owns, and operates combination restaurant/retail facilities





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offering a stimulating and entertaining rain forest theme, providing visitors with "A Wild Place to Shop and Eat(R)." There are currently 39 Rainforest Cafe(R) units open including 28 domestic locations and 11 international units. Rainforest Cafe, Inc. common shares are traded on the NASDAQ national Market under the symbol RAIN.

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to future acquisitions of the Company (or lack thereof) and the potential future valuation of the Company. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. For more information, review the Company's filings with the Securities and Exchange Commission.

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Contact:

     Rainforest Cafe, Inc., Minneapolis
     President
     612-945-5400
     www.rainforestcafe.com